EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement No. 333-140240 on Form S-1 of The Frontier Fund of our report dated March 20, 2007 relating to our audit of the financial statements of The Frontier Fund, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Independent Registered Public Accounting Firms” in such Prospectus.

/s/ McGladrey & Pullen LLP

Denver, Colorado

October 9, 2007